Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2025 Financial Results; Announces $150 million share repurchase authorization

AUSTIN, Texas (November 5, 2025)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its third quarter ending September 30, 2025.

GAAP Results for the Third Quarter 2025

•Revenue of $201.7 million, up 15 percent year-over-year and 3 percent from second quarter 2025.

•GAAP gross margin of 54.0 percent, up from 50.9 percent in the prior-year quarter and 53.6 percent in second quarter 2025.

•GAAP net income of $15.0 million compared to GAAP net loss of $11.8 million for the prior-year quarter and GAAP net income of $11.8 million for second quarter 2025.

Non-GAAP Results for the Third Quarter 2025

•Non-GAAP gross margin of 57.9 percent, up from 56.0 percent for the prior-year quarter and 57.5 percent in second quarter 2025.

•Adjusted EBITDA of $48.8 million, up from $32.6 million for the prior-year quarter and $45.8 million from second quarter 2025.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We achieved strong sales success across key product lines, executing well in both Enterprise and Tier 1 segments, which drove a record for third quarter bookings,” said Q2 Chairman and CEO Matt Flake. "I’m also excited about leadership changes we believe will better align our talent and focus with our long-term strategy, strengthening our ability to innovate through AI and deliver even greater impact for our customers. As we look to close out the year, we believe our pipeline and the continued momentum positions us for sustained growth ahead."

Third Quarter Highlights

•Signed seven Enterprise and Tier 1 contracts in the quarter highlighted by:
◦A net new agreement with a Top 50 U.S. Enterprise bank for our retail and small-to-medium sized bank digital banking solutions.
◦An expansion agreement with a Top 50 U.S. Enterprise bank to add retail digital banking, complementing existing commercial solutions on our platform.
◦An expansion agreement with an Enterprise bank to utilize our risk and fraud solutions.

•Subscription Annualized Recurring Revenue increased to $745.4 million, up 14 percent year-over-year.

•Remaining Performance Obligations total, or Backlog, increased by $161 million sequentially and $485 million year-over-year, resulting in a total committed Backlog of approximately $2.5 billion at quarter-end, representing 7 percent sequential growth and 24 percent year-over-year growth.

Share Repurchase Program

Today, Q2 is announcing its Board of Directors has authorized a share repurchase program pursuant to which Q2 may purchase up to $150 million of its common stock in the open market or in privately negotiated transactions, including accelerated share repurchase transactions, block trades or pursuant to Rule 10b5-1 trading plans.

Customers Explore Next Frontier of Q2's Digital Software Initiatives at Q2's Second Annual Dev Days Customer Conference

Q2 hosted its second annual Dev Days customer conference in October, where it shared future architecture and technology enhancements. The event served as a showcase for advancements highlighted by AI and ways Q2 is planning to bring leading-edge AI capabilities to the platform for its customers.

Q2 demonstrated a range of AI offerings currently in development which illustrate the breadth of its strategy, including an AI copilot which utilizes natural language prompts to assist account holders and service representatives as well as an AI assisted coding in Q2's software development kit (SDK), which makes developer documentation available via conversational developer tools. Q2 also shared a customer-facing extension of its internal AI assistant which indexes the vast archives of institutional documentation and operational context, made available through a large language model.

Q2 also highlighted a new partner data strategy intended to combine its various integrations and partners into a unified data and capabilities ecosystem built to power agentic innovation on the platform. As part of this new strategy, Q2 will seek to leverage its network of customers, partners and integrations to add capabilities to the platform and create a structure to drive further AI innovation.

“We are pleased with our financial performance in the third quarter, highlighted by both revenue and adjusted EBITDA results above the high end of our guidance," said Q2 CFO Jonathan Price. "Our results reflect our sustained focus on subscription revenue growth and operational execution. Based on our year-to-date performance and outlook for the rest of the year, we are raising our full-year guidance for revenue and adjusted EBITDA. Our strong balance sheet and cash flow generation give us flexibility to invest in growth, retire debt, and opportunistically execute our $150 million share repurchase program."

Financial Outlook

As of November 5, 2025, Q2 Holdings is providing guidance for its fourth quarter of 2025 and updated guidance for its full year 2025, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below includes adjusted EBITDA, which represents forward-looking, non-GAAP financial information. GAAP net income (loss) is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net income (loss) or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss). However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for the fourth quarter of 2025 as follows:

•Total revenue of $202.4 million - $206.4 million, which would represent year-over-year growth of 11 to 13 percent.

•Adjusted EBITDA of $47.2 million - $50.2 million, representing 23 to 24 percent of revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2025 as follows:

•Total revenue of $789.0 million - $793.0 million, which would represent year-over-year growth of 13 to 14 percent.

•Adjusted EBITDA of $182.5 million - $185.5 million, representing 23 percent of revenue for the year.

Q2 Holdings is providing a preliminary financial outlook for 2026 as follows:

•Year-over-year subscription revenue growth of approximately 13.5%.

•Adjusted EBITDA margin expansion of approximately 250 basis points and at least a 60% gross margin for the year.

Leadership Team Updates

Q2 today also announced updates to its executive leadership structure to better align its talent, efforts and leadership expertise with the Company’s long-term strategy.

Hima Mukkamala, Q2’s current Chief Development Officer, has been appointed to serve as Chief Operating Officer, effective November 6, 2025. As Chief Operating Officer, Hima will lead our technology & operations organization consisting of Q2’s engineering, service delivery and customer experience organizations.

Kirk Coleman, Q2’s current President, has been appointed to serve as Chief Business Officer, effective November 6, 2025. As Chief Business Officer, Kirk will lead a newly formed Go-To-Market organization consisting of Q2’s sales, customer success, marketing and product organizations.

Mike Volanoski, Q2’s current Chief Revenue Officer, will be departing Q2 and will remain with the Company to ensure a smooth transition until December 12, 2025.

Conference Call Details

Date:	Wednesday, November 5, 2025
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, Chairman & CEO / Jonathan Price, CFO / Kirk Coleman, President
Webcast Registration:	https://events.q4inc.com/attendee/814830436

All participants must register using the above link. The webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE and NYSE Texas under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Beginning in the year ended December 31, 2024, because there was no impact of purchase accounting on revenue, our non-GAAP total revenue is now equivalent to our GAAP total revenue, and we have therefore not reported non-GAAP total revenue. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net income (loss) for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs and lease and other restructuring charges. In the case of non-GAAP sales and marketing expense and non-GAAP research and development expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP general and administrative expense excludes stock-based compensation and non-recurring legal settlements not in our ordinary course of business. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges and non-recurring legal settlements not in our ordinary course of business. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs. There was no deferred revenue reduction from purchase accounting or transaction-related costs in either of the three or nine months ended September 30, 2025 or 2024.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact, including statements about: the enduring value of our solutions to our customers; the criticality of our technology; our innovation services, opportunities and expansion; demand and expansion of our AI capabilities, solutions, strategy and offerings; the success of our partner data strategy, platforms and innovation; our diverse customer base; our resilient business model; our robust pipeline; strong momentum and demand for our risk and fraud services; our ability to navigate the current market environment and deliver on our financial expectations throughout 2025 and beyond; bookings renewals and expansion; anticipated renewal opportunities ahead; the ability of our solutions to address critical industry concerns, while enhancing our customers' competitive positions, community service capabilities and risk management across various market conditions; our ability to maintain strong demand for our solutions; the continued strength of our financial model and performance; the ability of our scale and progress on profitability to provide a high degree of visibility and stability; our strong financial foundation; the success of our share repurchase program; our ability to capitalize on market opportunities, navigate potential challenges and continue delivering long-term value for our shareholders as we execute our profitable growth strategy throughout 2025 and beyond; leadership changes and the anticipated effects and benefits therefrom; and our quarterly and annual financial guidance.

The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risks associated with continued uncertainty regarding U.S. tariffs and trade measures and resulting market volatility, including in the financial services sector, potential inflationary pressures and the impact of any monetary policy changes that may be implemented as a result, the possibility and potential impact of any retaliatory tariffs and the impact on the valuation of marketable securities; (b) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant disruption, costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (c) the impact of and our ability to respond to global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of mergers and acquisitions within the banking sector, inflationary pressures, elevated and fluctuating interest rates, instability in the financial services industry, any changes to, or new, financial regulations and their potential impacts on our prospects' and customers' operations, increased acceptance and use of emerging financial products, such as cryptocurrencies or stablecoin, the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (d) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (e) the risks associated with the development of our solutions, including artificial intelligence, or AI, based solutions, our AI and data strategies and solutions, and changes to the market for our solutions compared to our expectations; (f) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (g) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth; (h) the risks associated with our transactional business which are typically driven by End User behavior and can be influenced by external drivers outside of our control; (i) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (j) the risks associated with geopolitical instability, including acts of war or military conflict, uncertainties or discord, including the continuing war in Ukraine and conflicts in the Middle East, heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure; (k) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and our arrangements with them, which may provide more complex revenue arrangements for us and which may be more vulnerable to an economic downturn than our financial institution customers; (l) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (m) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (n) the risks associated with the migration of a significant portion of the computing, storage and processing of our digital banking platform solutions from our third-party data centers to third-party public cloud service providers; (o) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (p) the risks associated with operating within and selling into a regulated industry, including risks related to evolving regulation of, and litigation with respect to, AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny on financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (q) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (r) the risks inherent in third-party technology and implementation partnerships including defects, failures, interruptions, or disruptions in third-party services or solutions, that could disrupt our services or otherwise cause harm to our business; (s) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (t) the general risks associated with the complexity of our customer arrangements and our solutions; (u) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (v) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (w) the risks associated with further consolidation in the financial services industry; (x) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (y) the risk that our debt repayment obligations may adversely affect our financial condition and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the third quarter of 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$472,393	$358,560
Restricted cash	2,139	2,233
Investments	96,341	88,066
Accounts receivable, net	69,877	42,084
Contract assets, current portion, net	6,236	7,888
Prepaid expenses and other current assets	20,407	23,512
Deferred solution and other costs, current portion	29,514	26,611
Deferred implementation costs, current portion	10,359	9,706
Total current assets	707,266	558,660
Property and equipment, net	24,572	31,528
Right of use assets	28,687	30,402
Deferred solution and other costs, net of current portion	26,818	28,116
Deferred implementation costs, net of current portion	29,319	26,408
Intangible assets, net	82,317	94,633
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	12,361	9,483
Other long-term assets	2,492	2,696
Total assets	$1,426,701	$1,294,795

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$58,340	$60,542
Convertible notes, current portion	493,933	190,331
Deferred revenues, current portion	170,289	137,700
Lease liabilities, current portion	9,088	10,327
Total current liabilities	731,650	398,900
Convertible notes, net of current portion	—	302,115
Deferred revenues, net of current portion	28,645	27,281
Lease liabilities, net of current portion	36,063	38,346
Other long-term liabilities	7,458	10,357
Total liabilities	803,816	776,999

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,257,400	1,183,893
Accumulated other comprehensive loss	(1,856)	(1,873)
Accumulated deficit	(632,665)	(664,230)
Total stockholders' equity	622,885	517,796
Total liabilities and stockholders' equity	$1,426,701	$1,294,795

Q2 Holdings, Inc.
Condensed Consolidated Statements Of Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$201,704	$175,021	$586,587	$513,419
Cost of revenues (1)	92,859	85,962	272,188	255,281
Gross profit	108,845	89,059	314,399	258,138

Operating expenses:
Sales and marketing	26,401	25,558	79,965	78,736
Research and development	38,932	36,901	113,699	107,522
General and administrative	31,705	31,495	95,061	92,954
Amortization of acquired intangibles	—	4,776	93	14,392
Lease and other restructuring charges	803	3,129	2,548	5,222
Total operating expenses	97,841	101,859	291,366	298,826
Income (loss) from operations	11,004	(12,800)	23,033	(40,688)
Total other income, net	4,204	3,263	10,912	7,892
Income (loss) before income taxes	15,208	(9,537)	33,945	(32,796)
Provision for income taxes	(160)	(2,260)	(2,380)	(5,904)
Net income (loss)	$15,048	$(11,797)	$31,565	$(38,700)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	65	383	(12)	560
Foreign currency translation adjustment	(483)	230	29	(42)
Comprehensive income (loss)	$14,630	$(11,184)	$31,582	$(38,182)

Net income (loss) per common share
Basic	$0.24	$(0.20)	$0.51	$(0.65)
Diluted	$0.23	$(0.20)	$0.49	$(0.65)
Weighted average common shares outstanding
Basic	62,458	60,310	62,015	59,974
Diluted	69,858	60,310	65,076	59,974

(1) Includes amortization of acquired technology of $5.5 million for each of the three months ended September 30, 2025 and 2024, and $16.5 million for each of the nine months ended September 30, 2025 and 2024.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$31,565	$(38,700)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	21,983	19,851
Depreciation and amortization	40,888	52,819
Amortization of debt issuance costs	1,628	1,517
Amortization of premiums and discounts on investments	(934)	(852)
Stock-based compensation expense	66,767	69,456
Deferred income taxes	(897)	2,074
Other non-cash items	639	1,231
Changes in operating assets and liabilities:	(23,874)	(14,680)
Net cash provided by operating activities	137,765	92,716
Cash flows from investing activities:
Net maturities (purchases) of investments	(7,353)	8,208
Purchases of property and equipment	(4,812)	(5,253)
Capitalized software development costs	(16,175)	(17,589)
Net cash used in investing activities	(28,340)	(14,634)
Cash flows from financing activities:
Debt issuance costs related to revolving credit agreement	—	(942)
Proceeds from exercise of stock options and ESPP	4,218	11,448
Net cash provided by financing activities	4,218	10,506
Effect of exchange rate changes on cash, cash equivalents and restricted cash	96	(72)
Net increase in cash, cash equivalents and restricted cash	113,739	88,516
Cash, cash equivalents and restricted cash, beginning of period	360,793	233,632
Cash, cash equivalents and restricted cash, end of period	$474,532	$322,148

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP gross profit	$108,845	$89,059	$314,399	$258,138
Stock-based compensation	2,323	3,010	7,603	9,575
Amortization of acquired technology	5,503	5,504	16,512	16,512
Lease and other restructuring charges	143	391	460	986
Non-GAAP gross profit	$116,814	$97,964	$338,974	$285,211

Non-GAAP gross margin:
Non-GAAP gross profit	$116,814	$97,964	$338,974	$285,211
Revenues	201,704	175,021	586,587	513,419
Non-GAAP gross margin	57.9%	56.0%	57.8%	55.6%

GAAP sales and marketing expense	$26,401	$25,558	$79,965	$78,736
Stock-based compensation	(3,945)	(4,443)	(11,386)	(12,783)
Non-GAAP sales and marketing expense	$22,456	$21,115	$68,579	$65,953

GAAP research and development expense	$38,932	$36,901	$113,699	$107,522
Stock-based compensation	(4,349)	(4,735)	(12,552)	(13,203)
Non-GAAP research and development expense	$34,583	$32,166	$101,147	$94,319

GAAP general and administrative expense	$31,705	$31,495	$95,061	$92,954
Stock-based compensation	(12,640)	(12,136)	(35,226)	(33,895)
Non-recurring legal settlements	—	—	(1,750)	—
Non-GAAP general and administrative expense	$19,065	$19,359	$58,085	$59,059

GAAP operating income (loss)	$11,004	$(12,800)	$23,033	$(40,688)
Stock-based compensation	23,257	24,324	66,767	69,456
Amortization of acquired technology	5,503	5,504	16,512	16,512
Amortization of acquired intangibles	—	4,776	93	14,392
Lease and other restructuring charges	946	3,520	3,008	6,208
Non-recurring legal settlements	—	—	1,750	—
Non-GAAP operating income	$40,710	$25,324	$111,163	$65,880

Reconciliation of GAAP net income (loss) to adjusted EBITDA:
GAAP net income (loss)	$15,048	$(11,797)	$31,565	$(38,700)
Stock-based compensation	23,257	24,324	66,767	69,456
Depreciation and amortization	13,613	17,651	40,888	52,819
Lease and other restructuring charges	946	3,520	3,008	6,208
Non-recurring legal settlements	—	—	1,750	—
Provision for income taxes	160	2,260	2,380	5,904
Interest and other income, net	(4,206)	(3,348)	(11,032)	(7,973)
Adjusted EBITDA	$48,818	$32,610	$135,326	$87,714

Adjusted EBITDA margin	24.2%	18.6%	23.1%	17.1%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$137,765	$92,716
Purchases of property and equipment	(4,812)	(5,253)
Capitalized software development costs	(16,175)	(17,589)
Free cash flow	$116,778	$69,874

MEDIA CONTACT:	INVESTOR CONTACT:
Jack McBee	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-210-854-7974	O: +1-512-682-4463
jack.mcbee@Q2.com	josh.yankovich@Q2.com